EXHIBIT 25.3

                                Registration No.


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE


CHECK IF AN  APPLICATION  TO  DETERMINE  ELIGIBILITY  OF A TRUSTEE  PURSUANT  TO
SECTION 305(B)(2)

                            WILMINGTON TRUST COMPANY
               (Exact name of trustee as specified in its charter)

Delaware                                                      51-0055023
(State of incorporation)                    (I.R.S. employer identification no.)

                               Rodney Square North
                            1100 North Market Street
                           Wilmington, Delaware 19890
                    (Address of principal executive offices)

                               Cynthia L. Corliss
                        Vice President and Trust Counsel
                            Wilmington Trust Company
                               Rodney Square North
                           Wilmington, Delaware 19890
                                 (302) 651-8516
            (Name, address and telephone number of agent for service)

                         TELEBANC FINANCIAL CORPORATION
               (Exact name of obligor as specified in its charter)

         Delaware
(State of incorporation)                   (I.R.S. employer identification no.)

1111 North Highland Street
Arlington, Virginia                                    22201
(Address of principal executive offices)               (Zip Code)


              TeleBanc Financial Corporation Guarantee with respect
                         to Exchange Capital Securities
                       (Title of the indenture securities)



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ITEM 1.     GENERAL INFORMATION.

                  Furnish the following information as to the trustee:

            (a) Name and address of each examining or supervising authority to which it is subject.

                  Federal Deposit Insurance Co.       State Bank Commissioner
                  Five Penn Center                    Dover, Delaware
                  Suite #2901
                  Philadelphia, PA

            (b) Whether it is authorized to exercise corporate trust powers.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2.     AFFILIATIONS WITH THE OBLIGOR.

                  If the obligor is an affiliate of the trustee,  describe  each affiliation:

                       Based upon an examination of the books and records of the
                     trustee and upon information furnished by the obligor, the obligor is not an affiliate of the trustee.

ITEM 3.  LIST OF EXHIBITS.

            List below all exhibits filed as part of this Statement of Eligibility and Qualification.

            A. Copy of the Charter of Wilmington Trust Company, which includes the certificate of authority of Wilmington Trust Company to commence business and the authorization of Wilmington Trust Company to exercise corporate trust powers.
            B.      Copy of By-Laws of Wilmington Trust Company.
            C. Consent of Wilmington Trust Company required by Section 321(b) of Trust Indenture Act.
            D. Copy of most recent Report of Condition of Wilmington Trust Company.

            Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wilmington Trust Company, a corporation organized and existing under the laws of Delaware, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and State of Delaware on the 13th day of November, 1997.

WILMINGTON TRUST COMPANY
[SEAL]


Attest:      /s/ Donald G. MacKelcan
             -----------------------
             Assistant Secretary

By:          /s/ Norma P. Closs
             ---------------------
             Name:  Norma P. Closs
             Title:  Vice President


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                  Insert in Definitive Capital Securities only.
                  Insert in Global Capital Securities only.
                  Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.